EXHIBIT 16

                                  JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of beneficial interest, par value $0.01 per share, of The Fortress Group, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 27th day of August 1998.


                     PROMETHEUS HOMEBUILDERS LLC

                     By:  LF Strategic Realty Investors II L.P.,
                          as sole member

                     By: Lazard Freres Real Estate Investors L.L.C., as general partner


                     By:  /s/ Murry Gunty
                          ---------------
                     Name:    Murry Gunty
                     Title:   Principal



                     LF STRATEGIC REALTY INVESTORS II L.P.
                     LFSRI II ALTERNATIVE PARTNERSHIP L.P.
                     LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P.

                     By: Lazard Freres Real Estate Investors L.L.C., as general partner



                     By:  /s/ Murry Gunty
                          ---------------
                     Name:    Murry Gunty
                     Title:   Principal

                                        SCHEDULE I


                        EXECUTIVE OFFICERS OF PROMETHEUS AND LFREI

          The business address for each of the following persons is 30
               Rockefeller Plaza, 63rd Floor, New York, NY 10020.



NAME OF OFFICER                     PRESENT AND PRINCIPAL OCCUPATION
---------------                     --------------------------------
Arthur P. Solomon                   Principal of LFREI
Anthony E. Meyer                    Principal of LFREI
Robert P. Freeman                   Principal of LFREI
Klaus P. Kretschmann                Principal of LFREI
Murry N. Gunty                      Principal of LFREI
Thomas M. Mulroy                    Senior Vice President of LFREI
Lorenzo L. Lorenzotti               Secretary of LFREI
Henry C. Herms                      Comptroller of LFREI